Exhibit 10.46

EDINBURGH

OUR REF IHR/AJM/122357-9/SJL

DATE September 1998

Maclay Murray

Standard Security

by

Fife Energy Limited in favour of

El Paso Energy International

Company (for itself and as trustee)

Subjects: Westfield Development

Centre, Cardenden, Fife

Maclay Murray & Spens

Solicitors

EDINBURGH GLASGOW LONDON BRUSSELS

3 GLENFINLAS STREET

EDINBURGH EH3 6AQ

DX EDINBURGH BOX NO. 137 TELEPHONE 0131-226 5196

FAX 0131-226 3174 & 0131-2260610 TELEX 727238 VINDEX

IHR/AJM/122357-9/SJL

WE, FIFE ENERGY LIMITED, incorporated under the Companies Acts .(Company No. 137656) and having our Registered Office at Westfield Development Centre, Cardenden, Fife hereby bind ourselves to pay to EL PASO ENERGY INTERNATIONAL COMPANY, a Delaware limited liability company having its principal place of business at 1001 Louisiana Street, Houston, Texas 77002. USA (“El Paso”) for itself and as trustee for any member of the El Paso Group (“El Paso Group” being defined as any company in which El Paso holds (directly or indirectly) 50% or more of the issued equity share capital) (El Paso for itself and as trustee foresaid being hereinafter referred to as “the Payee”) all sums and liabilities which are now and which may at any time hereafter become due, owing or incurred by us the said Fife Energy Limited to El Paso or to any member of the El Paso Group or for or in respect of which we the said Fife Energy Limited may be liable to El Paso or to any member of the El Paso Group in any manner and whether actual or contingent and whether solely or jointly with any person or persons or corporation and whether as principal or surety all which sums and liabilities shall be so paid and discharged by us to the Payee either on demand or in accordance with any separate agreement entered into by us with El Paso or any member of the El Paso Group providing for payment otherwise than on demand with interest severally from the respective times of advance or becoming due until payment at the rate or rates charged and computed as may be provided in any such separate agreement for which we the said Fife Energy Limited hereby grant a Standard Security in favour of the Payee over ALL and WHOLE that area or piece of ground known as Westfield Development Centre, aforesaid, all as described (under exception therein specified) in and disponed by Disposition by British Gas plc in favour of us the said Fife Energy limited dated Eighth and registered in the Land Register of Scotland on Eighteenth both days of December Nineteen hundred and ninety five under Title Number FFEOO5984, under exception of (One) ALL and WHOLE that plot or area of ground extending to 2.46 hectares or thereby, as more particularly described in and disponed by Disposition by us the said Fife Energy Limited in favour of EPR Scotland Limited dated Eleventh and registered in the Land Register of Scotland on Eighteenth both days of December Nineteen hundred and ninety five under Title Number FFE005987, (Two) the dominium plenum of ALL and WHOLE those parts of the said Westfield Development Centre more particularly described in, in feu farm dispaned by and shown coloured green on the plan marked Plan I annexed and executed as relative to the Feu Disposition by us the said Fife Energy Limited in favour of Fife Power dated Tenth and registered in the Land Register of Scotland on Twentieth both days of January Nineteen hundred and ninety seven under Title Number FFE014844, (Three) ALL and WHOLE that area of ground comprising an access roadway to, inter alia, the said 2.46 hectares, all as more particularly described (PRIMO) (FIRST) in, disponed by, and shown outlined in blue on Plan 2 annexed and docquetted as relative to the Disposition and Discharge among us the said Fife Energy limited, EPR Scotland Limited, EPR Limited and The Governor and Company of the Bank of Scotland dated Three, Fifteen, Eighteen and Twenty three December Nineteen hundred and ninety seven and registered in the Land Register of Scotland on Tenth February Nineteen hundred and ninety eight under Title Number FFE005987, (Four) ALL and WHOLE the areas of ground, forming part of the said Westfield Development Centre, being the areas of ground shown delineated and coloured blue on the plan marked Plan 1 annexed and signed as relative hereto being part and portion of the subjects registered in the Land Register of Scotland on Eighteen December Nineteen hundred and ninety five under Title Number FFE005984 and (Five) ALL and WHOLE that area or piece of ground extending to 0.66 acres or thereby more particularly described in and delineated and edged pink and marked “S.G.B. Reservoir” on the plan annexed and signed as relative to the Disposition by the National Coal Board in favour of Scottish Gas Board dated Tenth October and recorded in the Divisions of the General Register of Sasines for the Counties of Fife and Kinross on 13 November both months in the year Nineteen hundred and sixty nine, as shown delineated and coloured blue on the plan marked Plan 2 annexed and signed as relative hereto being part and portion of the subjects registered in the Land Register of Scotland on Eighteen December Nineteen hundred and ninety five under

Title Number FFE005984; The Standard Conditions specified in Schedule 3 of the Conveyancing and Feudal Reform (Scotland) Act 1970 and any lawful variation thereof operative for the time being shall apply; And we grant warrandice; And we warrant that nothing in this Standard Security or any other document between us and El Paso or any member of the El Paso Group nor the performance of any of the transactions herein contemplated will contravene our Memorandum and Articles of Association or any provision of, or constitute a default under, any document to which we may be party or by which we or any of our property may at any time be bound or affected or constitute an event which, with the giving of notice and/or the lapse of time and/or a relevant determination, would constitute such a contravention or default; And we hereby prorogate the non-exclusive jurisdiction of the Court of Session, Edinburgh and bind ourselves to submit to the jurisdiction of the said Court of Session in relation to all actions arising out of these presents; And we consent to the registration hereof for execution: IN WITNESS WHEREOF these presents consisting of this and the preceding two pages together with the two plans annexed hereto are subscribed for and on behalf of the said Fife Energy Limited by Harry Hammond Graves, Director an Edinburgh on Twenty fourth September Nineteen hundred and ninety eight before this witness, Nicholas William Jones, Fifty Lothian Head, Festival Square, Edinburgh.

/s/ N. W. Jones	/s/ H. H. Graves
Witness	Harry Harword Graves

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